EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of Flotek Industries, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of September 10, 2015.

PRAESIDIUM INVESTMENT MANAGEMENT COMPANY, LLC
By:	/s/ Kevin Oram
Name:	Kevin Oram
Title:	Managing Member
KEVIN ORAM

By:	/s/ Kevin Oram
PETER UDDO

By:	/s/ Peter Uddo

Annex A

Except as set forth below, there have been no transactions in the Common Stock by the Reporting Persons or, to the knowledge of the Reporting Persons, by any of the other persons named in Item 2 during the past sixty days.

During the past sixty days, the Reporting Persons effected the following purchases and sales of shares of Common Stock through the Accounts in open market transactions:

Trade Date	Settle Date	Amount Purchased/(Sold)	Price
7/7/2015	7/10/2015	28,386	11.59
7/8/2015	7/13/2015	72,865	11.72
7/16/2015	7/21/2015	69,000	13.29
7/16/2015	7/21/2015	100,000	13.35
7/17/2015	7/22/2015	75,000	12.93
7/20/2015	7/23/2015	80,000	12.61
7/22/2015	7/27/2015	10,000	12.93
7/22/2015	7/27/2015	93,000	12.94
7/29/2015	8/3/2015	200,000	16.57
8/3/2015	8/6/2015	2,750	16.76
8/4/2015	8/7/2015	161,300	17.03
8/5/2015	8/10/2015	55,691	17.20
8/11/2015	8/14/2015	10,000	17.63
8/17/2015	8/20/2015	11,387	18.00
8/19/2015	8/24/2015	50,000	17.14
8/20/2015	8/25/2015	15,000	16.90
8/21/2015	8/26/2015	10,000	16.62
8/24/2015	8/27/2015	17,075	16.28
8/28/2015	9/2/2015	(4,403)	18.76
9/1/2015	9/4/2015	32,822	18.97
9/2/2015	9/8/2015	125,000	18.97
9/4/2015	9/10/2015	500	20.44
9/8/2015	9/11/2015	78,500	19.91